UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 12, 2017

PRIVATEBANCORP, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-32651 (Commission File Number)	52-1165937 (I.R.S. Employer Identification No.)
120 South LaSalle Street, Chicago, Illinois (Address of Principal Executive Offices)	60603 (Zip code)
Registrant’s telephone number, including area code: (312) 564-2000 Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 12, 2017, PrivateBancorp, Inc., a Delaware corporation (“PrivateBancorp”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of June 29, 2016 (as amended, the “Merger Agreement”), by and among PrivateBancorp, Canadian Imperial Bank of Commerce, a Canadian chartered bank (“CIBC”), and CIBC Holdco Inc., a Delaware corporation and a direct, wholly owned subsidiary of CIBC (“Holdco”), which provides for, among other things and subject to the terms and conditions set forth therein, PrivateBancorp to merge with and into Holdco (the “Merger”), with Holdco surviving the Merger.
Each of the three proposals considered at the Special Meeting (as described below) was approved by the requisite vote of the Company’s stockholders.
As of March 31, 2017, the record date for the Special Meeting, there were 80,022,968 shares of common stock, without par value, of PrivateBancorp outstanding and entitled to vote, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 64,106,630 shares of PrivateBancorp common stock, representing approximately 80.11% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.
At the Special Meeting, the following proposals were considered:
(1) The proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”);
(2) The proposal to approve, by advisory (non-binding) vote, certain compensation that may be paid or become payable to PrivateBancorp’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”); and
(3) The proposal for adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement the (“Adjournment Proposal”).
The final voting results for each proposal are described below.  For more information on each of these proposals, see PrivateBancorp’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 12, 2017.
1.	Merger Agreement Proposal:

Votes Cast For		Votes Cast Against
Number	% of Votes Outstanding	Number	% of Votes Outstanding	Abstain	Broker Non-Votes
52,893,008	66.10%	10,838,018	13.54%	375,604	—

2.	Merger-Related Compensation Proposal:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
45,420,576	70.85%	18,139,861	28.30%	546,101	—

3.	Adjournment Proposal:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
42,738,465	66.67%	20,973,952	32.72%	394,213	—

With respect to the Adjournment Proposal, although sufficient votes would have been received for the proposal to be approved, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

Item 8.01. Other Events.
On May 12, 2017, PrivateBancorp issued a press release announcing the results of the Special Meeting.  The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed herewith:
Exhibit No.	Description
99.1	Press Release of PrivateBancorp, Inc., dated May 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.
Date: May 12, 2017	By:	/s/ Jennifer R. Evans
Name: Jennifer R. Evans
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of PrivateBancorp, Inc., dated May 12, 2017